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BISTRO MEXICANO

WHITESTONE REIT

COMMUNITIES THAT THRIVE

CREATING LOCAL CONNECTIONS

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED JUNE 30, 2020

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of June 30, 2020, we wholly owned 58 Community Centered Properties® with
58 Community Centers	approximately 5.0 million square feet of gross leasable area, located in six of the top markets in the United States in
5.0 million sq. ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquartered in Houston, Texas, we were founded in 1998. We also own an 81.4% interest in eight properties
1,382 tenants	with approximately 0.9 million square feet of gross leasable area through our equity investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 42.3 million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of June 30, 2020, provided a 48% premium rental rate compared to our larger
0.8 million	space tenants. The largest of our 1,382 tenants at our wholly owned properties comprised only 2.8% of our annualized base rental revenues for the three months ended June 30, 2020.
Distribution (per share / unit)*:
Quarter: $ 0.1050	Investor Relations:
Annualized: $ 0.42	Whitestone REIT			ICR Inc.
Dividend Yield: 6.3%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Jeffrey A. Jones
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	B. Riley FBR	JMP Securities	Maxim Group	Ladenburg Thalmann
James C. Mastandrea	Craig Kucera	Aaron Hecht	Michael Diana	John J. Massocca
David F. Taylor	540.277.3366	415.835.3963	212.895.3641	212.409.2543
Trustee Emeritus:	ckucera@brileyfbr.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com	jmassocca@ladenburg.com
Daniel G. DeVos

* As of August 4, 2020
** Based on common share price
of $6.71 as of close of market on
August 4, 2020.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT
REPORTS SECOND QUARTER 2020 RESULTS & PROVIDES COVID-19 UPDATE

Houston, Texas, August 5, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the second quarter of 2020 along with an update on its business activities due to the ongoing COVID-19 pandemic. Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to their respective communities which are not readily available online.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Second Quarter Operating and Financial Highlights:

•Net Income attributable to common shareholders for the quarter ended June 30, 2020 was $0.4 million, or $0.01 per diluted share
•Funds from Operations (“FFO”) was $8.4 million, or $0.19 per share
•FFO Core was $9.6 million or $0.22 per share
•Rental rates on comparable new and renewal leases signed for the twelve months ended June 30, 2020 increased 6.7% and 12.4%, respectively, on a GAAP basis
•Same-store Net Operating Income decreased 7.9% and 4.4% for the three and six month periods, respectively
•Paid quarterly dividend of $0.105 per share

COVID-19 Update Summary (as of August 3, 2020)

•All 53 community centers are open and have remained open throughout the pandemic
•94% of total tenants are open and operating (based on ABR)
•81% of total Q2 2020 contractual rents have been collected
•86% of total July contractual rents have been collected to date
•Entered into rent deferral agreements representing 5% of Q2 2020 revenue
•Entered into rent deferral agreements representing 2% of July revenue
•Grew cash and cash equivalents to $45.0 million, a $8.2 million, or 22.3% increase since Q1-2020
•Bad debt/uncollectable revenue for the quarter was $2.8 million, or $0.07 per share, primarily due to COVID-19 pandemic and included $500,000 or $0.01 per share non-cash straight line receivables

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Our properties continue to perform well as our service-focused, community-centered tenants pursue creative ways to serve their local neighborhoods. We continue to support our entrepreneurial tenants as they persevere through these uncertain times. We also continue to demonstrate the resiliency of our portfolio as demonstrated by our strong rental collections. Our results underscore our entrepreneurial tenants’ sustainability through tough times and Whitestone’s ability to craft the right mix of tenants to serve the needs of our high household income neighborhoods in the high growth markets of Texas and Arizona. To date, we have seen minimal store closings in our diverse tenant mix and believe that Whitestone, our tenants and our communities will emerge stronger than ever as the pandemic subsides.”

Mr Mastandrea added, “Our focus continues to be on protecting the health of our employees, tenants and the communities that we serve. As local economies recover, we plan to build on the progress we demonstrated in the beginning of the year in our continuing efforts to position the Company to drive long term shareholder value.”

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO and FFO Core are included herein.

Net Income attributable to common shareholders for the quarter ended June 30, 2020 of $0.4 million, or $0.01 per diluted share, inclusive of $2.8 million, or $0.07 per share, related to credit loss and straight-line rent reserve, primarily due to the impact of the COVID-19 pandemic. Net income attributable to common shareholders for the quarter ended June 30, 2019 was $3.3 million, or $0.08 per share.

FFO for the quarter ended June 30, 2020 was $8.4 million, or $0.19 per share, as compared to $10.0 million, or $0.24 per share for the quarter ended June 30, 2019. The decrease is primarily due to the $2.8 million of bad debt/uncollectable revenue primarily related to the impact of the COVID-19 pandemic. FFO Core for the quarter ended June 30, 2020 was $9.6 million or $0.22 per share, compared to $11.1 million, or $0.27 per share for the quarter ended June 30, 2019.

Operating Results

For the periods ending June 30, 2020 and 2019, the Company’s operating highlights were as follows:

	Second Quarter 2020	Second Quarter 2019
Occupancy:
Wholly Owned Properties	89.2%	89.4%
Same Store Property Net Operating Income Growth(1)	(7.9)%	1.0%

Rental Rate Growth - Total (GAAP Basis):	11.3%	5.6%
New Leases	3.4%	5.3%
Renewal Leases	13.5%	5.7%

Leasing Transactions:
Number of New Leases	21	35
New Leases - Annualized Revenue (millions)	$5.2	$10.7
Number of Renewal Leases	43	57
Renewal Leases - Annualized Revenue (millions)	$9.8	$15.4
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of June 30, 2020, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the second quarter, the Company’s diversified tenant base was comprised of 1,382 tenants, with the largest tenant accounting for only 2.8% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

(1) Source: Claritas, as of April 2017.

COVID-19 Update Summary

During the second quarter of 2020, the COVID-19 pandemic continued to impact the Company’s operations. As of the end of the second quarter, approximately 94% (% of ABR) of the Company’s tenants were open for business. Cash collections for the quarter totaled 81% of contractual rents. These strong collections are a result of the Company’s strategic locations, well-crafted tenant mix and the efforts of its team members in proactively working with tenants to assist them through these difficult times. Cash collections in July are trending up with 86% collected to date. Agreed upon deferrals of rent were 5% of revenue for the quarter and 2% of revenue for the month of July so far.

Balance Sheet and Liquidity

As of August 3, 2020, Whitestone had $45.0 million in cash and cash equivalents, $1.2 million of availability and $110.5 million of capacity under its credit facility. At June 30, 2020, Whitestone had $39.9 million of cash and cash equivalents on its balance sheet, $1.2 million of availability and $110.5 million of capacity under its credit facility.

Whitestone has one $9 million mortgage loan maturing in 2020, that it expects to refinance in the third quarter, and no real estate debt maturing in 2021.

The Company has undepreciated real estate assets of $1.1 billion at June 30, 2020.

At June 30, 2020, 50 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $804.7 million. At June 30, 2020, the Company had total real estate debt, net of cash, of $636.9 million, of which approximately 84% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the second quarter was 4.1% and the weighted average remaining term was 4.8 years.

Dividend

On June 16, 2020, the Company declared a quarterly cash distribution of $0.105 per common share and OP unit for the third quarter of 2020, to be paid in three equal installments of $0.035 in July, August, and September of 2020. Going forward, Whitestone’s Board of Trustees will continue to evaluate dividend declarations each quarter. Whitestone intends to maintain compliance with REIT taxable income distribution requirements.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Thursday, August 6, 2020 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants: (866) 548-4713
Dial-in number for international participants: (323) 794-2093

The conference call will be recorded, and a telephone replay will be available through Thursday, August 20, 2020. Replay access information is as follows:

Replay number for domestic participants: (844) 512-2921
Replay number for international participants: (412) 317-6671
Passcode (for all participants): 8963892

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, especially in Texas and Arizona which have seen dramatic increases in positive test rates and where substantially all of our properties are located, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to the lack of further availability under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDA, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Earnings Before Interest, Tax, Depreciation and Amortization: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,102,379	$1,099,955
Accumulated depreciation	(150,711)	(137,933)
Total real estate assets	951,668	962,022
Investment in real estate partnership	34,653	34,097
Cash and cash equivalents	39,924	15,530
Restricted cash	155	113
Escrows and acquisition deposits	6,940	8,388
Accrued rents and accounts receivable, net of allowance for doubtful accounts	24,676	22,854
Receivable due from related party	1,069	477
Unamortized lease commissions, legal fees and loan costs	8,194	8,960
Prepaid expenses and other assets(1)	3,364	3,819
Total assets	$1,070,643	$1,056,260
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$676,371	$644,699
Accounts payable and accrued expenses(2)	45,127	39,336
Payable due to related party	705	307
Tenants' security deposits	6,881	6,617
Dividends and distributions payable	4,528	12,203
Total liabilities	733,612	703,162
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 42,343,638 and 41,492,117 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	42	41
Additional paid-in capital	558,516	554,816
Accumulated deficit	(210,921)	(204,049)
Accumulated other comprehensive loss	(16,915)	(5,491)
Total Whitestone REIT shareholders' equity	330,722	345,317
Noncontrolling interest in subsidiary	6,309	7,781
Total equity	337,031	353,098
Total liabilities and equity	$1,070,643	$1,056,260

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

June 30, 2020	December 31, 2019
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$883	$1,328

(2) Operating lease liabilities (related to adoption of Topic 842)	$887	$1,331

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rental(1)	$27,052	$29,126	$57,248	$58,159
Management, transaction, and other fees	545	452	933	1,113
Total revenues	27,597	29,578	58,181	59,272

Operating expenses
Depreciation and amortization	6,970	6,612	13,941	13,076
Operating and maintenance	4,395	5,214	9,992	9,642
Real estate taxes	4,385	4,019	8,921	8,064
General and administrative	4,644	4,915	9,744	10,917
Total operating expenses	20,394	20,760	42,598	41,699

Other expenses (income)
Interest expense	6,468	6,526	13,161	13,059
Loss on sale or disposal of assets and assets held for sale	657	113	864	115
Interest, dividend and other investment income	(73)	(164)	(135)	(409)
Total other expense	7,052	6,475	13,890	12,765

Income before equity investments in real estate partnerships and income tax	151	2,343	1,693	4,808

Equity in earnings of real estate partnership	364	464	556	956
Provision for income tax	(96)	(104)	(183)	(222)
Income from continuing operations	419	2,703	2,066	5,542

Gain on sale of property from discontinued operations	—	701	—	701
Income from discontinued operations	—	701	—	701

Net income	419	3,404	2,066	6,243

Less: Net income attributable to noncontrolling interests	9	77	44	142

Net income attributable to Whitestone REIT	$410	$3,327	$2,022	$6,101

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.01	$0.06	$0.05	$0.13
Income from discontinued operations attributable to Whitestone REIT	0.00	0.02	0.00	0.02
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.01	$0.08	$0.05	$0.15
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.01	$0.06	$0.05	$0.13
Income from discontinued operations attributable to Whitestone REIT	0.00	0.02	0.00	0.02
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.01	$0.08	$0.05	$0.15

Weighted average number of common shares outstanding:
Basic	42,212	39,886	42,130	39,768
Diluted	42,763	40,839	42,734	40,853

Consolidated Statements of Comprehensive Loss

Net income	$419	$3,404	$2,066	$6,243

Other comprehensive loss

Unrealized loss on cash flow hedging activities	(684)	(6,035)	(11,636)	(9,505)

Comprehensive loss	(265)	(2,631)	(9,570)	(3,262)

Less: Net income attributable to noncontrolling interests	9	77	44	142
Less: Comprehensive loss attributable to noncontrolling interests	(15)	(137)	(246)	(217)

Comprehensive loss attributable to Whitestone REIT	$(259)	$(2,571)	$(9,368)	$(3,187)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

Three Months Ended June 30,		Six Months Ended June 30,
2020	2019	2020	2019

(1) Rental
Rental revenues	$21,706	$21,378	$43,783	$43,129
Recoveries	7,674	7,907	16,637	15,461
Bad debt	(2,328)	(159)	(3,172)	(431)
Total rental	$27,052	$29,126	$57,248	$58,159

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income from continuing operations	$2,066	$5,542
Net income from discontinued operations	—	701
Net income	2,066	6,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,941	13,076
Amortization of deferred loan costs	562	534
Loss on sale or disposal of assets and assets held for sale	864	115
Bad debt	3,172	431
Share-based compensation	2,388	2,908
Equity in earnings of real estate partnership	(556)	(956)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,448	1,587
Accrued rents and accounts receivable	(4,994)	(968)
Receivable due from related party	(592)	(256)
Distributions from real estate partnership	—	889
Unamortized lease commissions, legal fees and loan costs	(461)	386
Prepaid expenses and other assets	1,263	(5,426)
Accounts payable and accrued expenses	(5,843)	465
Payable due to related party	398	31
Tenants' security deposits	264	257
Net cash provided by operating activities	13,920	18,615
Cash flows from investing activities:
Additions to real estate	(3,053)	(6,228)
Net cash used in investing activities	(3,053)	(6,228)
Net cash provided by investing activities of discontinued operations	—	701
Cash flows from financing activities:
Distributions paid to common shareholders	(16,341)	(22,617)
Distributions paid to OP unit holders	(349)	(529)
Proceeds from issuance of common shares, net of offering costs	2,241	3,716
Payments of exchange offer costs	(43)	(5)
Proceeds from notes payable	1,734	—
Proceeds from bonds payable	—	100,000
Net proceeds from (payments of) credit facility	30,000	(90,200)
Repayments of notes payable	(1,603)	(6,851)
Payments of loan origination costs	—	(4,088)
Repurchase of common shares	(2,070)	(776)
Net cash provided by (used in) financing activities	13,569	(21,350)
Net increase (decrease) in cash, cash equivalents and restricted cash	24,436	(8,262)
Cash, cash equivalents and restricted cash at beginning of period	15,643	13,786
Cash, cash equivalents and restricted cash at end of period (1)	$40,079	$5,524

(1)  For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Supplemental disclosure of cash flow information:
Cash paid for interest	$12,626	$12,615
Cash paid for taxes	$—	$396
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$24	$195
Financed insurance premiums	$1,431	$1,238
Value of shares issued under dividend reinvestment plan	$58	$69
Value of common shares exchanged for OP units	$1,127	$10
Change in fair value of cash flow hedge	$(11,636)	$(9,505)

	June 30,
	2020	2019
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$39,924	$5,425
Restricted cash	155	99
Total cash, cash equivalents and restricted cash	$40,079	$5,524

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO (NAREIT) AND FFO CORE	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$410	$3,327	$2,022	$6,101
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,909	6,544	13,818	12,939
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	427	649	876	1,270
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	657	113	864	115
Gain on sale of property from discontinued operations, net	—	(701)	—	(701)
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	1	4	54	7
Net income attributable to noncontrolling interests	9	77	44	142
FFO (NAREIT)	8,413	10,013	17,678	19,873
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,196	1,100	2,522	3,051

FFO Core	$9,609	$11,113	$20,200	$22,924

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,413	$10,013	$17,678	$19,873
Distributions paid on unvested restricted common shares	—	—	—	(41)
FFO excluding amounts attributable to unvested restricted common shares	$8,413	$10,013	$17,678	$19,832
FFO Core excluding amounts attributable to unvested restricted common shares	$9,609	$11,113	$20,200	$22,883
Denominator:
Weighted average number of total common shares - basic	42,212	39,886	42,130	39,768
Weighted average number of total noncontrolling OP units - basic	828	928	866	928
Weighted average number of total common shares and noncontrolling OP units - basic	43,040	40,814	42,996	40,696

Effect of dilutive securities:
Unvested restricted shares	551	953	604	1,085
Weighted average number of total common shares and noncontrolling OP units - diluted	43,591	41,767	43,600	41,781

FFO per common share and OP unit - basic	$0.20	$0.25	$0.41	$0.49
FFO per common share and OP unit - diluted	$0.19	$0.24	$0.41	$0.47

FFO Core per common share and OP unit - basic	$0.22	$0.27	$0.47	$0.56
FFO Core per common share and OP unit - diluted	$0.22	$0.27	$0.46	$0.55

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PROPERTY NET OPERATING INCOME	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$410	$3,327	$2,022	$6,101
General and administrative expenses	4,644	4,915	9,744	10,917
Depreciation and amortization	6,970	6,612	13,941	13,076
Equity in earnings of real estate partnership	(364)	(464)	(556)	(956)
Interest expense	6,468	6,526	13,161	13,059
Interest, dividend and other investment income	(73)	(164)	(135)	(409)
Provision for income taxes	96	104	183	222
Gain on sale of property from discontinued operations, net	—	(701)	—	(701)
Management fee, net of related expenses	56	(42)	165	(50)
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	657	113	864	115
NOI of real estate partnership (pro rata)	1,164	1,679	2,260	3,438
Net income attributable to noncontrolling interests	9	77	44	142
NOI	20,037	21,982	41,693	44,954
Non-Same Store NOI (1)	(439)	79	(1,012)	105
NOI of real estate partnership (pro rata)	(1,164)	(1,679)	(2,260)	(3,438)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	18,434	20,382	38,421	41,621
Same Store straight line rent adjustments	340	(281)	690	(740)
Same Store amortization of above/below market rents	(225)	(192)	(441)	(464)
Same Store lease termination fees	(271)	(65)	(301)	(274)
Same Store NOI (2)	$18,278	$19,844	$38,369	$40,143

(1) We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2020 to the three months ended June 30, 2019, Non-Same Store includes properties acquired between April 1, 2019 and June 30, 2020 and properties sold between April 1, 2019 and June 30, 2020, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2020 to the six months ended June 30, 2019, Non-Same Store includes properties acquired between January 1, 2019 and June 30, 2020 and properties sold between January 1, 2019 and June 30, 2020, but not included in discontinued operations.

(2) We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2020 to the three months ended June 30, 2019, Same Store includes properties owned before April 1, 2019 and not sold before June 30, 2020. For purposes of comparing the six months ended June 30, 2020 to the six months ended June 30, 2019, Same Store includes properties owned before April 1, 2019 and not sold before June 30, 2020.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2020	2019	2020	2019

Net income attributable to Whitestone REIT	$410	$3,327	$2,022	$6,101
Depreciation and amortization	6,970	6,612	13,941	13,076
Equity in earnings of real estate partnership	(364)	(464)	(556)	(956)
Interest expense	6,468	6,526	13,161	13,059
Provision for income taxes	96	104	183	222
Gain on sale property from discontinued operations, net	—	(701)	—	(701)
Management fee, net of related expenses	56	(42)	165	(50)
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	657	113	864	115
EBITDA adjustments for real estate partnership	999	1,578	1,886	3,249
Net income attributable to noncontrolling interests	9	77	44	142
EBITDA	$15,301	$17,130	$31,710	$34,257

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,
	2020	2019	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$26,262	$29,126	$(2,864)	(10)%
Management, transaction and other fees	390	221	169	76%
Total property revenues	26,652	29,347	(2,695)	(9)%

Property expenses
Property operation and maintenance	4,026	4,946	(920)	(19)%
Real estate taxes	4,192	4,019	173	4%
Total property expenses	8,218	8,965	(747)	(8)%

Total property revenues less total property expenses	18,434	20,382	(1,948)	(10)%

Same Store straight line rent adjustments	340	(281)	621	(221)%
Same Store amortization of above/below market rents	(225)	(192)	(33)	17%
Same Store lease termination fees	(271)	(65)	(206)	317%

Same Store NOI (1)	$18,278	$19,844	$(1,566)	(8)%

(1)  For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Six Months Ended June 30,
	2020	2019	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$55,613	$58,159	$(2,546)	(4)%
Management, transaction and other fees	588	648	(60)	(9)%
Total property revenues	56,201	58,807	(2,606)	(4)%

Property expenses
Property operation and maintenance	9,246	9,122	124	1%
Real estate taxes	8,534	8,064	470	6%
Total property expenses	17,780	17,186	594	3%

Total property revenues less total property expenses	38,421	41,621	(3,200)	(8)%

Same Store straight line rent adjustments	690	(740)	1,430	(193)%
Same Store amortization of above/below market rents	(441)	(464)	23	(5)%
Same Store lease termination fees	(301)	(274)	(27)	10%

Same Store NOI (1)	$38,369	$40,143	$(1,774)	(4)%

(1)  For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Other Financial Information:

Tenant improvements (1) (2)	$491	$706	$985	$1,268
Leasing commissions (1) (2)	$366	$913	$736	$1,371
Maintenance capital (1)	$824	$1,509	$1,910	$2,478
Scheduled debt principal payments (1)	$477	$508	$960	$1,029
Straight line rent income (1)	$(343)	$368	$(725)	$906
Market rent amortization income from acquired leases (1)	$232	$181	$439	$441
Non-cash share-based compensation expense (1)	$1,196	$1,100	$2,522	$3,051
Non-real estate depreciation and amortization (1)	$61	$69	$123	$138
Amortization of loan fees (1)	$286	$317	$569	$575
Undepreciated value of unencumbered properties	$804,714	$761,597	$804,714	$761,597
Number of unencumbered properties	50	49	50	49
Full time employees	86	101	86	101

(1)  Includes pro-rata share attributable to real estate partnership.

(2) Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2020
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.2%	42,344
Operating partnership units outstanding	1.8%	777
Total	100.0%	43,121

Market price of common shares as of
June 30, 2020		$7.27

Total equity capitalization		313,490	33%

Debt Capitalization:
Outstanding debt		$677,457
Less: Cash and cash equivalents		(39,924)
Total debt capitalization		637,533	67%

Total Market Capitalization as of
June 30, 2020		$951,023	100%

SELECTED RATIOS:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
INTEREST COVERAGE RATIO	2020	2019	2020	2019
EBITDA/Interest Expense
EBITDA	$15,301	$17,130	$31,710	$34,257

Interest expense	6,468	6,526	13,161	13,059
Pro rata share of interest expense from real estate partnership	167	419	323	843
Less: amortization of loan fees, including pro rata share from real estate partnership	(286)	(317)	(569)	(575)
Interest expense, excluding amortization of loan fees	6,349	6,628	12,915	13,327

Ratio of EBITDA to interest expense	2.4	2.6	2.5	2.6

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	June 30,
	2020	2019
Debt/Undepreciated Book Value
Outstanding debt	$676,781	$623,022
Less: Cash	(39,924)	(5,425)
Add: Proportional share of net debt of real estate partnership	9,467	32,102
Outstanding debt after cash	$646,324	$649,699

Undepreciated real estate assets	$1,102,379	$1,058,387
Add: Proportional share of real estate from unconsolidated partnership	45,801	64,274
Undepreciated real estate assets	$1,148,180	$1,122,661
Ratio of debt to real estate assets	56%	58%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Debt/EBITDA Ratio
Outstanding debt	$676,781	$623,022	$676,781	$623,022
Less: Cash	(39,924)	(5,425)	(39,924)	(5,425)
Add: Proportional share of net debt of unconsolidated real estate partnership	9,467	32,102	9,467	32,102
Total Net Debt	$646,324	$649,699	$646,324	$649,699

EBITDA	$15,301	$17,130	$31,710	$34,257
Share based compensation	1,196	1,100	2,522	3,051
EBITDA, adjusted	$16,497	$18,230	$34,232	$37,308

Pro forma annualized EBITDA, adjusted	$65,988	$72,920	$68,464	$74,616

Ratio of debt to pro forma EBITDA, adjusted	9.8	8.9	9.4	8.7

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2020	December 31, 2019
Fixed rate notes
$10.5 million, 4.85% Note, due September 24, 2020 (1)	$9,140	$9,260
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (2)	100,000	100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (3)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,845	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,421	18,616
$14.0 million 4.34% Note, due September 11, 2024	13,360	13,482
$14.3 million 4.34% Note, due September 11, 2024	14,130	14,243
$15.1 million 4.99% Note, due January 6, 2024	14,289	14,409
$2.6 million 5.46% Note, due October 1, 2023	2,362	2,386
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.7 million 1.00% Note, due May 6, 2022	1,734	—
$1.1 million 4.53% Note, due November 28, 2020	676	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	139,500	109,500
Total notes payable principal	677,457	645,896
Less deferred financing costs, net of accumulated amortization	(1,086)	(1,197)
Total notes payable	$676,371	$644,699

(1)  Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 25, 2018 through September 24, 2020. We are currently pursuing refinancing options and expect to be completed in the third quarter.

(1) Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at 1.73%.

(3)  Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2020
(in thousands)

Year	Amount Due

2020 (remaining)	$10,874
2021	2,762
2022	102,170
2023	167,363
2024	228,573
Thereafter	165,715
Total	$677,457

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31,	December 31,	September 30,
Community Centered Properties®	2020	2020	2020	2019	2019
Whitestone	4,953,571	89%	90%	90%	90%

Unconsolidated real estate partnership	926,798	67%	69%	75%	77%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,419	2.8%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2021, 2021, 2022, 2024, 2025 and 2034
Whole Foods Market	Houston	2,247	2.6%	9/3/2014	2035
Frost Bank	Houston	1,910	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,029	1.2%	10/1/2015	2026
Verizon Wireless (3)	Houston and Phoenix	948	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2020, 2022, 2023, 2024 and 2024
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Bashas' Inc. (5)	Phoenix	848	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Dollar Tree (6)	Houston and Phoenix	635	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2021, 2023, 2025, 2025 and 2027
Wells Fargo & Company (7)	Phoenix	578	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth's Chris Steak House Inc.	Phoenix	466	0.5%	1/1/1991	2030
Regus Corporation	Houston	451	0.5%	5/23/14	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	403	0.5%	8/29/2018	2029
		$14,480	16.8%

(1) Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2020 for each applicable tenant multiplied by 12.

(2) As of June 30, 2020, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2021, was $315,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3) As of June 30, 2020, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2020, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $134,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.9% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(4) As of June 30, 2020, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5) As of June 30, 2020, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.8% of our total annualized base rental revenue.

(6) As of June 30, 2020, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7) As of June 30, 2020, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $447,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
COVID-19-STATUS OF TENANTS

	% of Leased SF	% of ABR	Q2 2020 Cash Payments Received %(1)	July Cash Payments Received %(1)
Restaurants and Food Service	17%	23%	73%	79%
Grocery	15%	9%	100%	99%
Financial Services	6%	9%	98%	95%
Salons	6%	8%	74%	86%
Medical and Dental	6%	7%	85%	92%
Non Retail	4%	6%	92%	93%
General Retail	7%	5%	81%	93%
Apparel	5%	4%	68%	80%
Home Decor & Improvement	7%	4%	87%	96%
Education	5%	4%	55%	62%
Fitness	5%	4%	66%	66%
Local Services	3%	3%	91%	90%
Wireless	1%	2%	96%	97%
Off-Price	4%	2%	90%	96%
Pet Supply & Services	2%	2%	94%	98%
Entertainment	2%	2%	43%	55%
Pharmacy & Nutrition	2%	2%	87%	98%
Sporting Goods	1%	1%	88%	98%
Postal Services	1%	1%	100%	95%
Automotive Supply & Services	1%	1%	99%	98%
Other	-	1%	97%	100%
Total	100%	100%	81%	86%

(1) Collections received through August 3, 2020 that are for contractual rent (base rent and expense reimbursement) in the respective period

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
RENEWALS
Number of Leases	43	57	99	111
Total Square Feet (1)	136,937	200,267	305,167	346,191
Average Square Feet	3,185	3,513	3,082	3,119
Total Lease Value	$9,756,000	$15,433,000	$25,679,000	$27,747,000
NEW LEASES
Number of Leases	21	35	45	62
Total Square Feet (1)	43,308	83,510	96,217	137,229
Average Square Feet	2,062	2,386	2,138	2,213
Total Lease Value	$5,238,000	$10,711,000	$11,270,000	$14,223,000
TOTAL LEASES
Number of Leases	64	92	144	173
Total Square Feet (1)	180,245	283,777	401,384	483,420
Average Square Feet	2,816	3,085	2,787	2,794
Total Lease Value	$14,994,000	$26,144,000	$36,949,000	$41,970,000

(1) Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)		Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2020	54	$13,620,242	162,729	4.2	$418,007	$2.57	$18.66		$18.30	$58,358	2.0%	$314,712	11.3%
1st Quarter 2020	63	16,883,447	179,014	4.4	447,816	2.50	20.67		20.26	73,787	2.0%	256,566	7.3%
4th Quarter 2019	58	22,877,760	261,520	5.1	446,371	1.71	16.16		15.48	177,777	4.4%	553,623	14.4%
3rd Quarter 2019	53	12,857,359	141,219	3.3	655,507	4.64	19.21		17.88	188,460	7.4%	348,891	14.4%
Total - 12 months	228	$66,238,808	744,482	4.4	$1,967,701	$2.64	$18.37		$17.71	$498,382	3.7%	$1,473,792	11.7%

Comparable New Leases:
2nd Quarter 2020	11	$3,864,386	25,792	5.9	$227,075	$8.80	$22.65		$24.05	$(35,900)	(5.8)%	$19,331	3.4%
1st Quarter 2020	8	1,279,066	12,579	4.6	107,093	8.51	22.10		24.99	(36,405)	(11.6)%	(11,095)	(3.8)%
4th Quarter 2019	6	852,078	10,270	5.0	53,557	5.21	16.81		11.05	59,212	52.1%	57,623	50.0%
3rd Quarter 2019	11	3,489,257	18,604	5.8	347,513	18.68	28.09		28.56	(8,713)	(1.6)%	33,063	6.6%
Total - 12 months	36	$9,484,787	67,245	5.5	$735,238	$10.93	$23.16		$23.49	$(21,806)	(1.4)%	$98,922	6.7%

Comparable Renewal Leases:
2nd Quarter 2020	43	$9,755,856	136,937	3.9	$190,932	$1.39	$17.91		$17.21	$95,544	4.1%	$296,562	13.5%
1st Quarter 2020	55	15,604,381	166,435	4.3	340,723	2.05	20.57		19.90	110,192	3.4%	267,661	8.4%
4th Quarter 2019	52	22,025,682	251,250	5.1	392,814	1.56	16.14		15.67	118,565	3.0%	496,000	13.3%
3rd Quarter 2019	42	9,368,102	122,615	2.9	307,994	2.51	17.86		16.25	197,173	9.9%	315,828	16.4%
Total - 12 months	192	$56,754,021	677,237	4.3	$1,232,463	$1.82	$17.90	1.00	$17.13	$521,474	4.5%	$1,376,051	12.4%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2020	64	$14,993,431	180,245	4.3	$528,868	$2.93	$18.49
1st Quarter 2020	80	21,955,258	221,139	4.4	999,160	4.52	20.85
4th Quarter 2019	76	27,445,320	293,646	5.2	889,152	3.03	17.06
3rd Quarter 2019	68	18,627,801	175,714	3.5	1,181,535	6.72	20.07
Total - 12 months	288	$83,021,810	870,744	4.4	$3,598,715	$4.13	$18.93

New
2nd Quarter 2020	21	$5,237,575	43,308	5.4	$337,936	$7.80	$20.33
1st Quarter 2020	24	6,032,328	52,909	4.4	583,553	11.03	20.58
4th Quarter 2019	21	4,744,807	36,206	5.3	461,538	12.75	22.46
3rd Quarter 2019	26	9,259,699	53,099	4.8	873,541	16.45	25.17
Total - 12 months	92	$25,274,409	185,522	4.9	$2,256,568	$12.16	$22.20

Renewal
2nd Quarter 2020	43	$9,755,856	136,937	3.9	$190,932	$1.39	$17.91
1st Quarter 2020	56	15,922,930	168,230	4.3	415,607	2.47	20.93
4th Quarter 2019	55	22,700,513	257,440	5.1	427,614	1.66	16.30
3rd Quarter 2019	42	9,368,102	122,615	2.9	307,994	2.51	17.86
Total - 12 months	196	$57,747,401	685,222	4.3	$1,342,147	$1.96	$18.04

(1) Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2) Weighted average lease term is determined on the basis of square footage.
(3) Estimated amount per signed lease. Actual cost of construction may vary.
(4) Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5) Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2020
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2020	280	427,110	8.6%	$7,624	8.9%	$17.85
2021	258	632,675	12.8%	11,854	13.8%	18.74
2022	199	679,334	13.7%	12,378	14.4%	18.22
2023	177	516,532	10.4%	10,629	12.3%	20.58
2024	183	681,214	13.8%	14,305	16.6%	21.00
2025	141	599,449	12.1%	9,864	11.5%	16.46
2026	30	204,578	4.1%	4,106	4.8%	20.07
2027	34	190,068	3.8%	3,816	4.4%	20.08
2028	21	107,029	2.2%	2,437	2.8%	22.77
2029	21	163,262	3.3%	2,955	3.4%	18.10
Total	1,344	4,201,251	84.8%	$79,968	92.9%	$19.03

(1) Lease expirations table reflects rents in place as of June 30, 2020, and does not include option periods.

(2) Annualized Base Rent represents the monthly base rent as of June 30, 2020 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2020

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2020	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	83%	$789	$13.08	$13.20
Anthem Marketplace	Phoenix	2000	113,293	95%	1,526	14.18	14.37
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	228	33.27	33.85
Bissonnet Beltway	Houston	1978	29,205	85%	374	15.07	14.70
BLVD Place	Houston	2014	216,944	98%	8,903	41.88	43.15
The Citadel	Phoenix	2013	28,547	95%	367	13.53	17.81
City View Village	San Antonio	2005	17,870	100%	536	29.99	29.77
Davenport Village	Austin	1999	128,934	93%	3,174	26.47	25.74
Desert Canyon	Phoenix	2000	62,533	89%	792	14.23	11.52
Eldorado Plaza	Dallas	2004	219,287	97%	3,234	15.20	15.20
Fountain Hills	Phoenix	2009	111,289	84%	1,550	16.58	15.75
Fountain Square	Phoenix	1986	118,209	80%	1,499	15.85	17.08
Fulton Ranch Towne Center	Phoenix	2005	120,575	95%	1,997	17.43	19.07
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	968	19.59	19.37
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.90
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,379	19.98	23.82
Headquarters Village	Dallas	2009	89,134	77%	2,080	30.31	29.85
Keller Place	Dallas	2001	93,541	98%	1,056	11.52	11.43
Kempwood Plaza	Houston	1974	91,302	92%	1,143	13.61	13.55
La Mirada	Phoenix	1997	147,209	89%	2,967	22.65	25.12
Lion Square	Houston	2014	117,592	92%	1,584	14.64	13.94
The Marketplace at Central	Phoenix	2012	111,130	99%	1,055	9.59	9.79
Market Street at DC Ranch	Phoenix	2003	244,888	96%	4,666	19.85	19.86
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	85%	1,452	14.39	14.20
Paradise Plaza	Phoenix	1983	125,898	93%	1,566	13.37	13.21
Parkside Village North	Austin	2005	27,045	100%	839	31.02	30.99
Parkside Village South	Austin	2012	90,101	89%	2,143	26.72	26.51
Pima Norte	Phoenix	2007	35,110	58%	358	17.58	18.91
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,153	19.83	20.43
Pinnacle Phase II	Phoenix	2017	27,063	100%	764	28.23	29.15
The Promenade at Fulton Ranch	Phoenix	2007	98,792	86%	1,233	14.51	13.78
Providence	Houston	1980	90,327	96%	1,025	11.82	11.74
Quinlan Crossing	Austin	2012	109,892	92%	2,359	23.33	23.15
Seville	Phoenix	1990	90,042	78%	2,418	34.43	31.79
Shaver	Houston	1978	21,926	100%	330	15.05	14.96
Shops at Pecos Ranch	Phoenix	2009	78,767	79%	1,703	27.37	26.11
Shops at Starwood	Dallas	2006	55,385	81%	1,408	31.39	32.50
The Shops at Williams Trace	Houston	1985	132,991	92%	1,914	15.64	15.69
South Richey	Houston	1980	69,928	100%	744	10.64	10.58
Spoerlein Commons	Chicago	1987	41,455	83%	699	20.32	20.29
Starwood Phase II	Dallas	2016	35,351	80%	989	34.97	35.68
The Strand at Huebner Oaks	San Antonio	2000	73,920	95%	1,633	23.25	23.08
SugarPark Plaza	Houston	1974	95,032	100%	1,226	12.90	13.03
Sunridge	Houston	1979	49,359	83%	535	13.06	13.25
Sunset at Pinnacle Peak	Phoenix	2000	41,530	76%	632	20.02	19.33
Terravita Marketplace	Phoenix	1997	102,733	52%	1,091	20.42	22.28
Town Park	Houston	1978	43,526	100%	1,023	23.50	22.33
Village Square at Dana Park	Phoenix	2009	323,026	81%	5,714	21.84	21.45
Westchase	Houston	1978	50,332	73%	571	15.54	11.65
Williams Trace Plaza	Houston	1983	129,222	93%	1,852	15.41	15.14
Windsor Park	San Antonio	2012	196,458	97%	1,893	9.93	9.62
Woodlake Plaza	Houston	1974	106,169	63%	1,059	15.83	15.61
Total/Weighted Average - Whitestone Properties			4,848,652	89%	83,317	19.31	19.39

Development Properties:
Las Colinas Village	Dallas	2000	104,919	88%	$2,437	$26.39	$28.91
Total/Weighted Average - Development Properties(4)			104,919	88%	$2,437	$26.39	$28.91

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,953,571	89%	$85,754	$19.45	$19.58

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	59%	$1,278	$17.21	$17.09
Corporate Park Northwest	Houston	1981	174,359	77%	1,894	14.11	13.90
Corporate Park Woodland II	Houston	2000	14,344	100%	244	17.01	16.94
Holly Hall Industrial Park	Houston	1980	90,000	49%	308	6.98	7.30
Holly Knight	Houston	1984	20,015	100%	414	20.68	20.73
Interstate 10 Warehouse	Houston	1980	151,000	43%	362	5.58	5.50
Uptown Tower	Dallas	1982	253,981	71%	4,168	23.11	23.09
Westgate Service Center	Houston	1984	97,225	94%	770	8.43	6.84
Total/Weighted Average - Unconsolidated Properties			926,798	67%	$9,438	$15.20	$14.91

(1)   Calculated as the tenant’s actual June 30, 2020 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2020. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2020 equaled approximately $119,000 for the month ended June 30, 2020.

(2)   Calculated as annualized base rent divided by leased square feet as of June 30, 2020.

(3) Represents (i) the contractual base rent for leases in place as of June 30, 2020, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2020.

(4) Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5) As of June 30, 2020, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN - SAN ANTONIO

Davenport Village | Quinlan Crossing | City View Village | Parkside Village North | Parkside Village South
The Strand at Huebner Oaks | Windsor Park

DALLAS - FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza | Shaver Street Center
Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center | Town Park Plaza
Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

HOUSTON CORPORATE HEADQUARTERS: 2600 S. Gessner Road, Suite 500, Houston,TX 77063 | Toll Free 866.789.7348

ARIZONA REGIONAL OFFICE: 20789 North Pima Road, Suite 210, Scottsdale,AZ 85255 | (P) 480.584.6181

DALLAS DIVISION OFFICE: 6959 Lebanon Road, Suite 214, Frisco,TX 75034 | (P) 214.824.7888

AUSTIN DIVISION OFFICE: 3801 North Capital of Texas Highway, Suite E-205,Austin,TX 78746 | (P) 512.992.1507

SAN ANTONIO DIVISION OFFICE: 11225 Huebner Road, San Antonio,TX 78230 | (P) 210.437.3037

www.whitestonereit.com